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                                                                     Exhibit 99

                     [OAK HILL FINANCIAL, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE


Thursday, October 2, 1997

Contact:    David G. Ratz, Vice President
            (614) 286-3283


OAK HILL FINANCIAL COMPLETES UNITY SAVINGS BANK ACQUISITION


JACKSON, OHIO -- The acquisition of Unity Savings Bank of McArthur, Ohio, by Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) was completed at the close of business on October 1, 1997. Under the terms of the merger agreement, each Unity Savings Bank shareholder will receive 6.903 shares of Oak Hill Financial common stock for each share of Unity stock. The transaction was valued at $12.7 million.

Oak Hill Financial is a bank holding company. Unity Savings Bank has been merged into the company's subsidiary, Oak Hill Banks. Combined, the bank operates 16 full-service banking offices in Butler, Gallia, Jackson, Pickaway, Ross, Scioto, Warren, and Vinton counties in Ohio. Based on June 30, 1997 financial data, the merged organization has $335.4 million in assets.

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